UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 506-9191

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2021, Matthew K. Szot resigned from his positions as Executive Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer of S&W Seed Company (the “Company”) effective as of November 15, 2021. In connection with his resignation, the Company and Mr. Szot entered into a Separation and Consulting Agreement. Pursuant to this agreement, and subject to the Company’s receipt of an effective release and waiver of claims from Mr. Szot, Mr. Szot will receive severance benefits consistent with his employment agreement with the Company, as follows: (i) continuation of 12 months of his current base salary; (ii) payment of his full target cash bonus for fiscal year 2022 in one lump sum; (iii) full acceleration of vesting of all outstanding equity awards held by him; (iv) continued exercisability of outstanding stock options until the earlier of November 14, 2022 and the expiration of such stock options; and (v) COBRA payments for up to 12 months. In addition, Mr. Szot has agreed to provide the Company with transition consulting services, at a market rate hourly consulting fee, until February 14, 2022 unless the consulting relationship is terminated earlier by either the Company or Mr. Szot.

The Company’s Board of Directors (the “Board”) appointed Elizabeth (Betsy) Horton as the Company’s Chief Financial Officer and corporate Secretary, effective November 15, 2021. Prior to joining the Company, Ms. Horton, 45, served as Chief Financial Officer of Miller Milling Company, a full-service flour milling company headquartered in Minneapolis, Minnesota, where she served as CFO since December 2018. From June 1998 to November 2018, Ms. Horton held numerous finance roles of increasing responsibility at Cargill Corporation, a global food corporation based in Minnetonka, Minnesota, including as EMEA Regional Treasurer, EMEA Head - Risk Investors Group, Cargill Trade and Structured Finance and, most recently, Financial Planning & Analysis Director from August 2016 to November 2018. She currently serves on the Board of Rahr Corporation, a 174-year old global malt and brewing supply company. Ms. Horton received a B.S. in Accounting and an MBA from the University of Minnesota, and is a licensed CPA (inactive) and a CFA® charterholder.

In connection with her appointment, the Company entered into an employment agreement with Ms. Horton. Pursuant to the employment agreement, Ms. Horton will receive an annual base salary of $400,000 and will be eligible to receive an annual performance bonus comprised of (i) a cash bonus with an initial target bonus percentage equal to 50% (up to a maximum of 75%) of her base salary; (ii) a restricted stock unit award with an initial target value of $80,000 (up to a maximum of $160,000); and (iii) a stock option award with an initial target value of $200,000 (up to a maximum of $250,000). Ms. Horton is also entitled to reimbursement of certain business and travel expenses, and is eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

Upon the commencement of her employment Ms. Horton received a cash signing bonus of $50,000. She was also granted (i) a fully vested restricted stock unit award with a value of $25,000, with the number of shares subject to such award calculated by dividing the cash value of such award by the closing price of the Company’s common stock on November 15, 2021, and (ii) a stock option with a value of $25,000, with the number of shares subject to such award calculated by dividing the cash value of such award by the value of an option to purchase one share of the Company’s common stock on November 15, 2021 (determined by using the same Black-Scholes-Merton option pricing model as is utilized by the Company to estimate the fair value of employee option grants for financial accounting purposes), rounded down to the nearest whole share. In connection with her relocation to the Longmont, Colorado area by no later than July 15, 2022, Ms. Horton will also be entitled to receive relocation assistance, including reimbursement of moving expenses, reimbursement of expenses incurred to travel to the Denver, Colorado area and temporary housing, among others, as well as a tax “gross-up” with respect to such assistance.

Ms. Horton’s employment agreement also provides for certain severance benefits, each subject to a requirement that Ms. Horton provide the Company with a general release of claims in a termination agreement acceptable to the Company:

•

In the event her employment is terminated without cause or she resigns for good reason (each as defined in the employment agreement), she will be entitled to receive (i) continuation of her base salary for 12 months, (ii) a lump sum payment equal to 100% of her target cash bonus, (iii) full acceleration of the vesting of all of her outstanding equity grants and awards, and any outstanding stock options will remain exercisable for up to 12 months following termination, and (iv) payment or reimbursement of COBRA premiums for 12 months.

•

If her employment is terminated without cause or she resigns for good reason during the three months before or 12 months after the effective date of a change of control (as defined in the employment agreement), she will be eligible to receive (i) a lump sum cash payment equal to 18 months of her base salary plus 150% of her target cash bonus, (ii) full acceleration of the vesting of all of her outstanding equity grants and awards, and any outstanding stock options will remain exercisable for up to 12 months following termination, and (iv) payment or reimbursement of COBRA premiums for 18 months.

The Company also entered into its standard form of indemnification agreement with Ms. Horton.

There are no family relationships between Ms. Horton and any of the Company’s current or former directors or executive officers. Ms. Horton is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Mark W. Wong
Mark W. Wong
President and Chief Executive Officer

Date: November 15, 2021